Exhibit 99.1

Contact:	Susannah Robinson
Director, Investor Relations
617-342-6244
Ethel Shepard
Corporate Affairs Manager
617-342-6254
ethel_shepard@cabot-corp.com

FOR IMMEDIATE RELEASE

CABOT CORPORATION ELECTS DIRECTORS

Boston, MA — March 11, 2005 — Cabot Corporation (NYSE:CBT) announced today the election of two new members to its Board of Directors at its Annual Meeting of Shareholders held March 10, 2005. Juan Enriquez-Cabot and Henry McCance were elected for three-year terms to expire in 2008. In addition, Board members Arthur Goldstein, Gautum Kaji, and John McArthur were re-elected for three-year terms to expire in 2008. Dirk Blevi, who was elected by the Board in September 2004 to fill a newly created directorship, was re-elected for a one-year term to expire in 2006.

As previously announced, John G. L. Cabot retired at the Annual Meeting of Shareholders in accordance with the Board’s retirement policy prior to its amendment in November 2004.

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.